                        INDEPENDENT AUDITORS CONSENT
                    _____________________________________


We consent to the incorporation by reference of our report dated April 2, 1997 accompanying the financial statements of Premier Concepts, Inc. in the form S-8 Registration States of Premier Concepts, Inc.



HEIN + ASSOCIATES LLP


Denver, Colorado
October 1, 1997